EXHIBIT 24

                        POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints John Scriven or J. Pedro Reinhard, acting severally, as his or her attorney-in-fact and agent, to sign any registration statement on Form S-8 and any or all amendments (including post-effective amendments) to such registration statement in connection with the 1998-99 Employees' Stock Purchase Plan of The Dow Chemical Company and the 1998-99 Petrodow Employees' Stock Purchase Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

SIGNATURE                TITLE                 DATE

/s/A. A. ALLEMANG        Director and          April 8, 1998
A. A. Allemang           Vice President

/s/J. K. BARTON          Director              April 8, 1998
J. K. Barton


/s/D. T. BUZZELLI        Director              April 9, 1998
D. T. Buzzelli


/s/A. J. CARBONE         Director and          April 9, 1998
A. J. Carbone            Executive Vice
                         President

/s/F. P. CORSON          Director and          April 9, 1998
F. P. Corson             Vice President


/s/J. C. DANFORTH        Director              April 9, 1998
J. C. Danforth


/s/W. D. DAVIS           Director              April 9, 1998
W. D. Davis


/s/M. L. DOW             Director              April 9, 1998
M. L. Dow


/s/J. L. DOWNEY          Director              April 9, 1998
J. L. Downey


/s/E. C. FALLA           Director              April 9, 1998
E. C. Falla


/s/B. H. FRANKLIN        Director              April 9, 1998
B. H. Franklin


/s/A. D. GILMOUR         Director              April 9, 1998
A. D. Gilmour


/s/G. M. LYNCH           Vice President and    April 9, 1998
G. M. Lynch              Controller


/s/M. D. PARKER          Director and          April 9, 1998
M. D. Parker             Executive
                         Vice President


/s/F. P. POPOFF          Director and          April 9, 1998
F. P. Popoff             Chairman of the Board


/s/J. P. REINHARD        Director, Executive   April 9, 1998
J. P. Reinhard           Vice President and
                         Chief Financial Officer


/s/H. T. SHAPIRO         Director              April 9, 1998
H. T. Shapiro


/s/W. S. STAVROPOULOS    Director,             April 9, 1998
W. S. Stavropoulos       President and
                         Chief Executive Officer


/s/P. G. STERN           Director              April 9, 1998
P. G. Stern